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                                                                    EXHIBIT 10.1

                  AMENDED AND RESTATED U.S. MONOLITHICS, L.L.C.

                               2000 INCENTIVE PLAN

        ARTICLE 1: PURPOSE

        1.1 GENERAL. The U.S. Monolithics, L.L.C. 2000 Unit Incentive Plan (the "USM Plan") was originally adopted by U.S. Monolithics, L.L.C. ("USM") for the benefit of its eligible employees. ViaSat, Inc., a Delaware corporation (the "Company") purchased all of the outstanding equity securities of USM and in such transaction assumed the USM Plan and the options granted thereunder. Pursuant to such assumption, all options granted under the USM Plan were converted into options to purchase Common Stock of the Company. The purpose of the Company's assumption of the USM Plan and of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of the employees of, and consultants and advisors to, the Company and the Company's Subsidiaries such as USM to those of the Company and by providing such individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees of, and consultants and advisors to, the Company and its Subsidiaries, including USM upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

        ARTICLE 2: EFFECTIVE DATE

        2.1 EFFECTIVE DATE. The Plan was originally effective as of August 1, 2000. This amendment and restatement of the Plan is effective as of January 4, 2002.

        ARTICLE 3: DEFINITIONS AND CONSTRUCTION

        3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                (a) "Award" means any Option or Restricted Common Stock Award granted to a Participant under the Plan.

                (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                (c) "Cause" means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the employee, consultant, or advisor (i) has developed or pursued interests substantially adverse to the Company,
        (ii) materially breached any employment, engagement, or confidentiality agreement or otherwise failed to satisfactorily discharge his or her duties, (iii) has not devoted all or substantially all of his or her business time, effort and attention to the affairs of the Company (or such lesser amount pursuant to the Participant's position or as


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        agreed to by the Company), (iv) is convicted of a felony involving moral turpitude, or (v) has engaged in activities or omissions that are detrimental to the well-being of the Company.

                (d) "Change of Control" means any of the following:

                        (1) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Common Stock would be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of Common Stock or other voting securities of the surviving entity immediately after the merger;

                        (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

                        (3) the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; or

                        (4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or affiliate thereof or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding equity securities of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding voting equity securities.

                (e) "Code" means the Internal Revenue Code of 1986, as amended.

                (f) "Committee" means the Compensation Committee of the Board of Directors of the Company.

                (g) "Common Stock" means shares of common stock, par value $.0001 per share, of the Company.

                (h) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence, as it deems necessary to judge the nature and permanency of the Participant's condition.



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                (i) "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

                (j) "Option" means a right granted to a Participant under
        Article 7 of the Plan to purchase Common Stock at a specified price during specified time periods.

                (k) "Participant" means a person who, as an employee of, or a consultant or advisor to, the Company or any Subsidiary, has been granted an Award under the Plan.

                (l) "Restricted Common Stock Award" means Common Stock granted to a Participant under Article 8 that are subject to certain restrictions.

                (m) "Plan" means the Amended and Restated U.S. Monolithics, L.L.C. 2000 Incentive Plan.

                (n) "Subsidiary" means any corporation of which a majority of the outstanding voting power is beneficially owned directly or indirectly by the Company.

        ARTICLE 4: ADMINISTRATION

        4.1 COMMITTEE. The Plan shall be administered by the Committee.

        4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the Committee present at any meeting at which a quorum is present and acts approved in writing and signed by all members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. The Committee is entitled to, in good faith, rely or act upon any report or other information furnished to the Committee by any other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                (a) Designate Participants to receive Awards;

                (b) Determine the type or types of Awards to be granted to each Participant;



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                (c) Determine the number of Awards to be granted and the number of shares of Common Stock to which an Award will relate;

                (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determine;

                (e) Amend, modify, or terminate any outstanding Award with the Participant's consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant's consent under any other provision of the Plan;

                (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, or other property, or an Award may be canceled, forfeited, or surrendered;

                (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                (h) Decide all other matters that must be determined in connection with the Plan and an Award;

                (i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

        4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

        ARTICLE 5: COMMON STOCK SUBJECT TO THE PLAN

        5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 10.1, the aggregate number of shares of Common Stock reserved and available for grant under the Plan shall be 203,000.

        5.2 LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any Common Stock subject to the Award will again be available for the grant of an Award under the Plan will be available for the grant of an Award under the Plan.

        ARTICLE 6: ELIGIBILITY AND PARTICIPATION

        6.1 ELIGIBILITY.



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                (a) GENERAL. Persons eligible to participate in this Plan
        include all employees of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.

                (b) FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

        6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

        ARTICLE 7: OPTIONS

        7.1 GENERAL. The Committee is authorized to grant Options to purchase Common Stock to Participants on the following terms and conditions:

                (a) EXERCISE PRICE. The exercise price per share of Common Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant an Option with an exercise price per share of Common Stock of less than Fair Market Value on the date of grant.

                (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, or other property and the methods by which Common Stock shall be delivered or deemed to be delivered to Participants.

                (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.



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        ARTICLE 8: RESTRICTED COMMON STOCK AWARDS

        8.1 GRANT OF RESTRICTED COMMON STOCK. The Committee is authorized to make Restricted Common Stock Awards to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Restricted Common Stock Awards shall be evidenced by a Restricted Common Stock Award agreement.

        8.2 ISSUANCE AND RESTRICTIONS. Common Stock granted under this Article 8 shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Restricted Common Stock Award or thereafter.

        8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Restricted Common Stock Award or thereafter, upon termination of employment during the applicable restriction period for any reason, the shares of Common Stock that are at that time subject to restrictions will be forfeited; provided, however, that the Committee may provide in any Restricted Common Stock Award Agreement that restrictions or forfeiture conditions relating to such Common Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to such Common Stock.

        8.4 LEGEND. In order to enforce the restrictions imposed upon shares of Restricted Common Stock Awards hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Common Stock Awards that are still subject to restrictions under Restricted Common Stock Award agreements, which legend or legends shall make appropriated reference to the conditions imposed thereby.

        ARTICLE 9: PROVISIONS APPLICABLE TO AWARDS

        9.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        9.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Common Stock, or another Award (subject to Section 9.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

        9.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee.

        9.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee



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determines at or after the time of grant, including without limitation, cash, promissory note, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

        9.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee or as otherwise provided in this Plan or in the applicable Award Agreement, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

        9.6 BENEFICIARIES. Notwithstanding Section 9.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        9.7 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

        ARTICLE 10: CHANGES IN CAPITAL STRUCTURE

        10.1 GENERAL. In the event the Common Stock shall be changed into or exchanged for a different number or class of stock or other equity instrument, or of another corporation, whether through reorganization, recapitalization, split-up, combination, merger, or consolidation, the Committee has the authority to substitute for each such share of Common Stock then subject to each Award the number and class of stock into which each outstanding share of Common Stock shall be so exchanged, all without any change in the aggregate purchase price for the Common Stock then subject to each Award.



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        ARTICLE 11: AMENDMENT, MODIFICATION AND TERMINATION

        11.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board of Directors of the Company, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

        11.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

        ARTICLE 12: GENERAL PROVISIONS

        12.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

        12.2 NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until Common Stock is in fact issued to such person in connection with such Award.

        12.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

        12.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

        12.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        12.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board of Directors of the Company shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own



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behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        12.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

        12.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        12.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        12.10 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        12.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

        12.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Common Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act, any of the shares of Common Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        12.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.



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